Exhibit 99.1

OSI Systems Reports Fiscal 2020 Third Quarter Financial Results

  Q3 Revenues of $293 Million
  Record Q3 Earnings Per Diluted Share
    GAAP EPS of $1.06
    Non-GAAP EPS of $1.20
  Strong Balance Sheet and Liquidity Position
  Q3 Cash Flow from Operations of $46 Million
  Company Updates Fiscal Year 2020 Guidance

HAWTHORNE, Calif.--(BUSINESS WIRE)--April 30, 2020--OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced financial results for the three and nine months ended March 31, 2020.

Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer, stated, “During this unprecedented time, we want to thank all the healthcare professionals, first responders, and others who are on the front lines fighting the COVID-19 pandemic. As responsible global citizens, we are assisting this effort by carrying out our mission to create solutions for a safer and healthier world. Thank you to our employees and our business network for their incredible efforts to maintain supply of our critically important products around the globe. It is a unique time and we are rising to meet the challenge while simultaneously focusing on the safety of our employees.

“We are pleased with our third quarter performance as we delivered record earnings per share and continue to have a strong balance sheet with a robust pipeline of opportunities. Although there has recently been increased demand for our healthcare products as a result of the pandemic, we expect certain delays in product deliveries and new orders in our other divisions as some of our customers are being negatively impacted by COVID-19.”

For the third quarter of fiscal 2020, the Company reported revenues of $292.9 million, compared to $304.3 million reported for the third quarter of fiscal 2019. Net income for the third quarter of fiscal 2020 was $19.6 million, or $1.06 per diluted share, compared to net income of $19.6 million, or $1.05 per diluted share, for the third quarter of fiscal 2019. Non-GAAP net income for the third quarter of fiscal 2020 was $22.1 million, or $1.20 per diluted share, compared to non-GAAP net income for the fiscal 2019 third quarter of $21.8 million, or $1.17 per diluted share.

For the nine months ended March 31, 2020, revenues increased 2% to $889.1 million, compared with the same period a year ago. Net income for this period was $61.3 million, or $3.28 per diluted share, compared with $48.1 million, or $2.58 per diluted share, for the same period a year ago. Non-GAAP net income for the nine months ended March 31, 2020 was $63.1 million, or $3.38 per diluted share, compared with non-GAAP net income of $59.1 million, or $3.17 per diluted share, for the comparable prior-year period.

During the quarter ended March 31, 2020, the Company’s book-to-bill ratio was 0.9x. As of March 31, 2020, the Company's backlog was $863 million compared to $911 million as of June 30, 2019. Operating cash flow during the quarter ended March 31, 2020 was $45.9 million, and capital expenditures were $4.5 million.

Mr. Chopra commented, “Our Security division reported a 3% sales decline, with third quarter revenues of $187 million. Towards the end of the quarter, we began to feel the impact of the pandemic, most notably with our aviation and cargo customers. We are well positioned in the marketplace as we target significant opportunities globally, although we do expect some continued headwinds.”

Mr. Chopra continued, “Our Optoelectronics and Manufacturing division continued its strong performance with year-over-year operating margin expansion. We faced operational challenges associated with COVID-19 in the latter part of the third fiscal quarter and expect these challenges to continue as the world battles coronavirus.”

Mr. Chopra concluded, “We are pleased with the important strides made in our Healthcare division leading to a significant improvement in the year-over-year adjusted operating margin. Our Healthcare backlog continues to be solid, and with the increased recent activity, we are expecting a strong fourth fiscal quarter in this division. We are proud of the work our team is doing in support of the pandemic response effort.”

Fiscal Year 2020 Financial Outlook

(in millions, except per share data)	Current Updated Guidance	Previous Guidance

Sales	$1,165 - $1,185	$1,205 - $1,240

Non-GAAP Diluted Earnings Per Share	$4.45 - $4.65	$4.63 - $4.85

The Company is revising its fiscal year 2020 non-GAAP earnings guidance to $4.45 to $4.65 per diluted share and its fiscal year 2020 sales guidance to a range of $1.165 billion to $1.185 billion. Management’s current estimate of the impact of the COVID-19 pandemic is included in the guidance; however, given uncertainties as to the duration and scope of the pandemic and other variables, the extent to which COVID-19 may impact the Company’s financial results is difficult to predict and could vary materially from these estimates. Actual sales and non-GAAP diluted earnings per share could also vary from this guidance due to other factors, including those discussed under “Forward-Looking Statements”.

Alan Edrick, Executive Vice President and Chief Financial Officer, stated, “We have a strong balance sheet with net leverage of approximately 1.4 and a $535 million credit facility which provides liquidity to meet our operational needs for the foreseeable future. In this current environment, we are focused on maintaining our financial flexibility to support long-term growth and be in a nimble position to take advantage of strategic opportunities.”

The Company’s fiscal 2020 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for non-GAAP diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS but excluded in the calculation of non-GAAP diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control, or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of unavailable information which may be material and therefore could result in GAAP diluted EPS, the corresponding GAAP financial measure, being materially different from projected non-GAAP diluted EPS.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for the three and nine months ended March 31, 2019 and 2020 is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions and non-cash interest expense primarily related to convertible debt, and their associated tax effects, and the impact of discrete income tax items. Management believes that these non-GAAP financial measures provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting, and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods, and (iv) financial results that are more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 1:30pm PT (4:30pm ET) today to discuss its results for the third quarter of fiscal 2020. To listen, please visit the Investor Relations section of the OSI Systems website, http://investors.osi-systems.com/index.cfm, and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call. The replay can either be accessed through the Company’s website, www.osi-systems.com, or by telephonic replay by calling 1-855-859-2056 and entering the conference call identification number 4634796 when prompted for the replay code.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems or its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, operational performance and impact of the COVID-19 pandemic in fiscal 2020. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; unanticipated impacts of sequestration and other U.S. Government budget control provisions; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; global economic uncertainty; impact on the Company’s business related to or resulting from the COVID-19 pandemic such as material delays and cancellations of orders or deliveries thereon, supply chain disruptions, plant closures, or other adverse impacts on the Company’s ability to execute business plans; unfavorable currency exchange rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the fiscal year; enforcement actions in respect of any noncompliance with laws and regulations, including export control and environmental regulations and the matters that are the subject of some or all of the Company's investigations and compliance reviews; contract and regulatory compliance matters, and actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations many of which risks could be amplified by the magnitude and duration of the COVID-19 pandemic. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent it is required to do so under federal securities laws.

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2020	2019	2020
Revenue:
Products	$224,778	$213,257	$632,660	$646,790
Services	79,506	79,626	241,078	242,287
Total revenues	304,284	292,883	873,738	889,077
Cost of goods sold:
Products	147,939	141,069	423,441	436,120
Services	45,029	42,707	132,724	133,866
Total cost of goods sold	192,968	183,776	556,165	569,986
Gross profit	111,316	109,107	317,573	319,091
Operating expenses:
Selling, general and administrative	67,278	65,576	196,082	191,655
Research and development	13,695	15,358	40,253	44,485
Impairment, restructuring and other charges (benefit), net	(1,777)	4,548	1,154	1,520
Total operating expenses	79,196	85,482	237,489	237,660
Income from operations	32,120	23,625	80,084	81,431
Interest expense and other, net	(5,595)	(4,706)	(16,546)	(14,286)
Income before income taxes	26,525	18,919	63,538	67,145
(Provision) benefit for income taxes	(6,899)	639	(15,403)	(5,858)
Net income	$19,626	$19,558	$48,135	$61,287

Diluted earnings per share	$1.05	$1.06	$2.58	$3.28
Weighted average shares outstanding – diluted	18,671	18,513	18,678	18,693
UNAUDITED SEGMENT INFORMATION (in thousands)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2020	2019	2020
Revenues – by Segment:
Security division	$193,486	$187,076	$552,130	$578,477
Healthcare division	48,865	45,662	138,697	127,862
Optoelectronics and Manufacturing division (including intersegment revenues)	70,927	70,240	213,900	216,684
Intersegment revenues eliminations	(8,994)	(10,095)	(30,989)	(33,946)
Total	$304,284	$292,883	$873,738	$889,077

Operating income (loss) – by Segment:
Security division	$24,943	$24,525	$74,056	$73,405
Healthcare division	5,418	1,682	5,752	5,793
Optoelectronics and Manufacturing division	7,320	7,309	22,212	25,096
Corporate	(5,354)	(10,161)	(21,265)	(23,578)
Intersegment eliminations	(207)	270	(671)	715
Total	$32,120	$23,625	$80,084	$81,431

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
	June 30, 2019	March 31, 2020
Assets

Cash and cash equivalents	$96,316	$101,026
Accounts receivable, net	238,440	257,505
Inventories	273,711	241,317
Other current assets	32,432	38,522
Total current assets	640,899	638,370
Property and equipment, net	127,385	128,518
Goodwill	307,108	308,639
Intangible assets, net	132,954	129,471
Other non-current assets	56,518	81,596
Total Assets	$1,264,864	$1,286,594

Liabilities and Stockholders' Equity

Bank lines of credit	$88,000	$95,000
Current portion of long-term debt	804	903
Accounts payable and accrued expenses	169,718	170,650
Other current liabilities	123,486	109,409
Total current liabilities	382,008	375,962
Long-term debt	257,752	264,777
Other long-term liabilities	73,377	93,579
Total liabilities	713,137	734,318
Total stockholders’ equity	551,727	552,276
Total Liabilities and Stockholders’ Equity	$1,264,864	$1,286,594

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND EARNINGS PER SHARE (in thousands, except per share data)
	Three Months Ended March 31,				Nine Months Ended March 31,
	2019		2020		2019		2020
	Net income	EPS	Net income	EPS	Net income	EPS	Net income	EPS
GAAP basis	$19,626	$1.05	$19,558	$1.06	$48,135	$2.58	$61,287	$3.28
Impairment, restructuring and other charges (benefit), net	(1,777)	(0.10)	4,548	0.25	1,154	0.06	1,520	0.08
Amortization of acquired intangible assets	3,822	0.21	3,638	0.20	12,012	0.65	10,802	0.58
Non-cash interest	1,970	0.11	2,192	0.12	5,851	0.31	6,593	0.35
Tax benefit of above adjustments	(1,148)	(0.06)	(2,668)	(0.15)	(5,394)	(0.29)	(5,041)	(0.27)
Discrete tax items	(683)	(0.04)	(5,127)	(0.28)	(2,616)	(0.14)	(12,037)	(0.64)

Non-GAAP basis	$21,810	$1.17	$22,141	$1.20	$59,142	$3.17	$63,124	$3.38

RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT (in thousands, except percentages)

Three Months Ended March 31, 2019
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$24,943	12.9%	$5,418	11.1%	$7,320	10.3%	$(5,561)	$32,120	10.5%
Restructuring and other charges (benefit), net	--	--	--	--	--	--	(1,777)	(1,777)	(0.6%)
Amortization of acquired intangible assets	2,848	1.5%	--	--	973	1.4%	- -	3,821	1.3%
Non-GAAP basis– operating income (loss)	$27,791	14.4%	$5,418	11.1%	$8,293	11.7%	$(7,338)	$34,164	11.2%

Three Months Ended March 31, 2020
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$24,525	13.1%	$1,682	3.7%	$7,309	10.4%	$(9,891)	$23,625	8.1%
Impairment, restructuring and other charges, net	465	0.2%	3,724	8.1%	300	0.4%	59	4,548	1.6%
Amortization of acquired intangible assets	2,797	1.6%	--	--	841	1.2%	- -	3,638	1.2%
Non-GAAP basis– operating income (loss)	$27,787	14.9%	$5,406	11.8%	$8,450	12.0%	$(9,832)	$31,811	10.9%

Nine Months Ended March 31, 2019
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$74,056	13.4%	$5,752	4.2%	$22,212	10.4%	$(21,936)	$80,084	9.2%
Restructuring and other charges (benefit), net	--	--	3,526	2.5%	420	0.2%	(2,792)	1,154	0.1%
Amortization of acquired intangible assets	8,765	1.6%	--	--	3,247	1.5%	--	12,012	1.4%
Non-GAAP basis– operating income (loss)	$82,821	15.0%	$9,278	6.7%	$25,879	12.1%	$(24,728)	$93,250	10.7%

Nine Months Ended March 31, 2020
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$73,405	12.7%	$5,793	4.5%	$25,096	11.6%	$(22,863)	$81,431	9.2%
Impairment, restructuring and other charges (benefit), net	871	0.2%	3,724	2.9%	318	0.1%	(3,393)	1,520	0.2%
Amortization of acquired intangible assets	8,391	1.4%	--	--	2,411	1.1%	--	10,802	1.1%
Non-GAAP basis– operating income (loss)	$82,667	14.3%	$9,517	7.4%	$27,825	12.8%	$(26,256)	$93,753	10.5%

Contacts

OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
Tel: (310) 349-2237
avashishat@osi-systems.com